Exhibit T3A-2

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Jane Nelson Secretary of State
Office of the Secretary of State

April 24, 2025

Attn: CT CORPORATION SYSTEM

CT Corporation System

701 Brazos Street, Ste. 720

Austin, TX 78701 USA

RE: Wolfspeed Texas LLC

File Number: 806007625

It has been our pleasure to file the certificate of formation and issue the enclosed certificate of filing evidencing the existence of the newly created domestic limited liability company (llc).

Unless exempted, the entity formed is subject to state tax laws, including franchise tax laws. Shortly, the Comptroller of Public Accounts will be contacting the entity at its registered office for information that will assist the Comptroller in setting up the franchise tax account for the entity. Information about franchise tax, and contact information for the Comptroller’s office, is available on their web site at https://window.state.tx.us/taxinfo/franchise/index.html.

The entity formed does not file annual reports with the Secretary of State. Documents will be filed with the Secretary of State if the entity needs to amend one of the provisions in its certificate of formation. It is important for the entity to continuously maintain a registered agent and office in Texas. Failure to maintain an agent or office or file a change to the information in Texas may result in the involuntary termination of the entity.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section

Business & Public Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at https://www.sos.texas.gov/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Anna Wong	TID: 10285	Document: 1473290620002

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697		Jane Nelson Secretary of State
Office of the Secretary of State

CERTIFICATE OF FILING

OF

Wolfspeed Texas LLC

File Number: 806007625

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 04/21/2025

Effective: 04/21/2025

Jane Nelson Secretary of State

Come visit us on the internet at https://www.sos.texas.gov/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Anna Wong	TID: 10306	Document: 1473290620002

Filing#:806007625 Document#:1473290620002 Filed On 4/21/2025 received by Upload

Form 205 (Revised 12/21) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555		This space reserved for office use.
Certificate of Formation
Limited Liability Company

Filing Fee: $300

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Wolfspeed Texas LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	SuffiX

C. The business address of the registered agent and the registered office address is:

1999 Bryan Street, Suite 900	Dallas	TX	75201
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each initial governing person.)

☐ A. The limited liability company initially has managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company does not initially have managers. The name and address of each initial member are set forth below.

INITIAL GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Wolfspeed, Inc.
Organization Name

ADDRESS

4600 Silicon Drive	Durham		NC	USA	27703-8475
Street or Mailing Address	City		State	Country	Zip Code

Form 205	1

INITIAL GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL N/A
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

N/A
Organization Name

ADDRESS

N/A
Street or Mailing Address	City		State	Country	Zip Code

INITIAL GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL N/A
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

N/A
Organization Name

ADDRESS

N/A
Street or Mailing Address	City		State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Initial Mailing Address

(Provide the mailing address to which state franchise tax correspondence should be sent.)

4600 Silicon Drive	Durham	NC	27703-8475	USA
Mailing Address	City	State	Zip Code	Country

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Form 205	2

Organizer

The name and address of the organizer:

Melissa Garrett
Name

4600 Silicon Drive	Durham	NC	27703-8475
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, or a later date and time, not more than 90 days from the date of signing. The later effective date, or date and time is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	4/21/2025	/s/ Melissa Garrett
Signature of organizer

Melissa Garrett
Printed or typed name of organizer

Form 205	3

Form 509 (Revised 05/19) Submit with relevant filing instrument. Filing Fee: None	Consent to Use of Similar Name

(1)	Wolfspeed, Inc. 0801181025
Name and file number of the entity or individual who holds the existing name on file with the secretary of state consents to the use of

(2)	Wolfspeed Texas LLC
Proposed name

as the name of a filing entity or foreign filing entity in Texas for the purpose of submitting a filing instrument to the secretary of state.

(3)	The undersigned certifies to being authorized by the holder of the existing name to give this consent. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: April 16, 2025	/s/ Melissa Garrett
Signature of Authorized Person

Melissa Garrett
Name of Authorized Person (type or print)

Secretary
Title of Authorized Person, if any (type or print)

State of North Carolina

County of Durham

This instrument was acknowledged before me on	4/16/25	by	Melissa Garrett
	(date)		(name of authorized person)

SHELBIE L WHITFIELD
(Seal)	NOTARY PUBLIC
	Person County	Shelbie L Whitfield
	North Carolina	Notary Public’s signature
My Commission Expires October 8, 2027

Form 509	1